Q4 2025 EARNINGS INVESTOR PRESENTATION January 27, 2026

24Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE This presentation may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to First Busey Corporation’s (“Busey’s”) financial condition, results of operations, plans, objectives, future performance, and business. Forward-looking statements, which may be based upon beliefs, expectations and assumptions of Busey’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should,” “position,” or other similar expressions. Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and Busey undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond Busey’s ability to control or predict, could cause actual results to differ materially from those in any forward-looking statements. These factors include, among others, the following: (1) the strength of the local, state, national, and international economies and financial markets (including effects of inflationary pressures, the threat or implementation of tariffs, trade wars, and changes to immigration policy); (2) changes in, and the interpretation and prioritization of, local, state, and federal laws, regulations, and governmental policies (including those concerning Busey's general business); (3) the economic impact of any future terrorist threats or attacks, widespread disease or pandemics, military conflicts, acts of war or threats thereof, or other adverse external events that could cause economic deterioration or instability in credit markets (including Russia’s invasion of Ukraine, the conflicts in the Middle East, and recent military activity in Venezuela); (4) unexpected results of acquisitions, including the acquisition of CrossFirst, which may include the failure to realize the anticipated benefits of the acquisitions and the possibility that the transaction and integration costs may be greater than anticipated; (5) the imposition of tariffs or other governmental policies impacting the value of products produced by Busey's commercial borrowers; (6) new or revised accounting policies and practices as may be adopted by state and federal regulatory banking agencies, the Financial Accounting Standards Board, the Securities and Exchange Commission, or the Public Company Accounting Oversight Board; (7) changes in interest rates and prepayment rates of Busey’s assets (including the impact of sustained elevated interest rates); (8)  increased competition in the financial services sector (including from non-bank competitors such as credit unions, private credit, and fintech companies) and the inability to attract new customers; (9) technological changes implemented by us and other parties, including our third-party vendors, which may have unforeseen consequences to us and our customers, including the development and implementation of tools incorporating artificial intelligence; (10) the loss of key executives or associates, talent shortages, and employee turnover; (11) unexpected outcomes and costs of existing or new litigation, investigations, or other legal proceedings, inquiries, and regulatory actions involving Busey (including with respect to Busey’s Illinois franchise taxes); (12)  fluctuations in the value of securities held in Busey’s securities portfolio, including as a result of changes in interest rates; (13)  credit risk and risk from concentrations (by type of borrower, geographic area, collateral, and industry), within Busey's loan portfolio and large loans to certain borrowers (including commercial real estate loans); (14)  the concentration of large deposits from certain clients who have balances above current Federal Deposit Insurance Corporation insurance limits and may withdraw deposits to diversify their exposure; (15) the level of non-performing assets on Busey’s balance sheets; (16)  interruptions involving information technology and communications systems or third-party servicers; (17)  breaches or failures of information security controls or cybersecurity-related incidents; (18)  the economic impact on Busey and its customers of climate change, natural disasters, and exceptional weather occurrences such as tornadoes, hurricanes, floods, blizzards, and droughts; (19) the ability to successfully manage liquidity risk, which may increase dependence on non-core funding sources such as brokered deposits, and may negatively impact Busey's cost of funds; (20) the ability to maintain an adequate level of allowance for credit losses on loans; (21) the effectiveness of Busey’s risk management framework; and (22) the ability of Busey to manage the risks associated with the foregoing. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning Busey and its business, including additional factors that could materially affect Busey’s financial results, is included in Busey’s filings with the Securities and Exchange Commission. Forward-Looking Statements

34Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Table of Contents Overview of First Busey Corporation (BUSE) 4 4Q25 Review 5 Investment Highlights 6 Earnings Performance 7 Attractive Markets Positioned for Growth 8 Strategically Configured Regional Operating Model 9 High Quality Loan Portfolio 10 Well-Diversified & Conservatively Underwritten Portfolio 11 Pristine Credit Quality 12 Top Tier Core Deposit Franchise 13 Net Interest Margin 14 Diversified and Significant Sources of Noninterest Income 15 Wealth Management 16 Focused Control on Expenses 17 Robust Capital Foundation 18 Appendix: 19 Seasoned Leadership Team 20 Purchase Accounting Projections 21 Non-GAAP Financial Information 22

44Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Overview of First Busey Corporation (NASDAQ: BUSE) Holding company of a 158+ year old bank Corporate headquarters in Leawood, KS ▪ Treasury Management Services and Payment Technology Solutions $18.1 Billion Total Assets $15.7 Billion Wealth Assets Under Care $2.2 Billion Market Cap 1 ▪ Premier Commercial Banking Franchise with attractive market footprint ▪ Full-service Trust Company 1 Market cap as of 1/26/26 Powerful Combination of Banking, Wealth, and Payments Business Lines Sizable business lines that provide a full suite of solutions to our clients at every stage of their business and personal life

4Q25 Earnings Investor Presentation
First Busey Corporation | Ticker: BUSE
5

4Q25 Review

Accelerating Profitability

- Profitability accelerated to a **1.41% adj. ROAA**[1] and **55.0% adj. efficiency ratio**[1] in 4Q25, compared to 1.02% adj. ROAA[1] and 61.8% adj. efficiency ratio[1] in 4Q24

4Q25 Summary Income Statement

$ in millions


+4.4% QoQ
$157.6
+1.6% QoQ
$43.4
Includes an Op. Loss[2]
-$111.1
-$4.4
1.28% Allowance/ Loans
-$2.4
21.6% Effective Tax Rate after YTD true-up
-$16.7
-$1.1
-$4.6
$60.6
Net Interest Income
Adj. Noninterest Income[1]
Adj. Noninterest Expense[1]
Amort. of Intangibles
Provision for credit losses
Income taxes
Reversal of tax benefit from non-operating costs
Preferred Dividend
Net Income to Common[1]

Net Interest Margin sustains upward trajectory

- NIM **up +13 bps QoQ** and **up +76 bps YoY** as a result of balance sheet optimization strategies alongside higher loan repricing and strong deposit cost control

Wealth management exhibits excellent performance

- Assets Under Care of $15.7 billion at 12/31/25, **up $1.8 billion YoY**, as strong net AUC inflows across our footprint combined with market lift to compound AUC growth
- 4Q25 Wealth segment revenue of $18.3 million was a **new quarterly record** and $70.2 million of Wealth segment revenue for FY 2025 was the **highest in company history**

Tangible Book Value continues to compound as Share Repurchase Plan remains active

- TBV per share up $2.35/share, or **+13%**, since 12/31/24; TBV per share plus dividend up 19%
- During 4Q25, returned $30 million to shareholders via share repurchases (1.25 million shares at a weighted average price of $23.84 per share), for a FY 2025 total of **$70 million and ~3.5% of outstanding** shares (3.06 million shares at a weighted average price of $22.81 per share)

Financial Results (Non-GAAP)

Metric [1]	*3Q25*	*4Q25*
Adj. Diluted EPS	$0.64	$0.68
Adj. Net Income to Common S/H	$57 million	$61 million
Total Operating Revenue	$197 million	$201 million
Net Interest Margin	3.58%	3.71%
Net Interest Income	$155 million	$158 million
Adj. Noninterest Income	$42 million	$43 million
Adj. Pre-Provision Net Revenue	$84 million	$85 million
Adj. PPNR ROAA	1.78%	1.85%
Adj. ROAA	1.33%	1.41%
Adj. ROATCE	13.20%	13.58%
Adj. Efficiency Ratio	54.8%	55.0%
Total Assets	$18.2 billion	$18.1 billion
Total Loans	$13.6 billion	$13.6 billion
Total Deposits	$15.1 billion	$14.9 billion
TBV / Share	$19.69	$20.23

Loans and deposits experience a modest contraction

- $680 million in 4Q25 new loan production was **+$273 million higher** than 3Q25, but payoffs tempered net balances a decline of $30 million QoQ
- Deposit decline of $164 million was due to intentional runoff of $55 million of brokered and $125 million of corporate deposits from our targeted runoff of high-cost non-relationship deposits. Excluding these intentional optimization actions, **operating deposits are up +$16 million QoQ**. Additionally, experienced normal seasonal public fund outflows of ~$240 million that are expected to rebuild in 2Q26 and 3Q26, consistent with prior years

[1] Non-GAAP calculations, see Appendix | [2] 4Q25 adjusted noninterest expense was elevated due to a $3.8 million operating loss tied to one relationship

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 6

Investment Highlights

Balance Sheet Strength

- High quality, commercially-oriented loan portfolio is well-diversified by sector and geographic location and conservatively underwritten with low levels of concentration; strong reserve levels with ACL/Loans at 1.28%
- Stable, low-cost core deposit franchise: 93.7% core deposits[1], 24.6% of total deposits were noninterest-bearing, 1.91% total cost of deposits in 4Q25, 1.80% total deposit spot cost at 12/31/25
- Resilient liquidity profile with available sources of on- and off-balance sheet liquidity[2] totaling $7.7 billion, including $0.3 billion of cash and cash equivalents
- Robust capital foundation with capital ratios at $830 million+ excess over well-capitalized minimums with capital buffer: TCE/TA of 10.1%, CET1 of 12.4%, and Total Capital of 15.9% at 12/31/25[3]

Attractive Profitability and Returns

- Long history of quality earnings performance
- Substantial improvements in ROAA[1], ROATCE[1], Net Interest Margin[1], and Efficiency Ratio[1] in 2025 as synergy realization ramped from recently integrated acquisition
- Quarterly common stock dividend of $0.26 (4.2% yield)[5], increased by $0.01, or +4%, in Jan. 2026
- Active share repurchase program with $70 million, or ~3% of outstanding shares, repurchased during 2025

Disciplined Growth Strategy Driven by Regional Operating Model

- Organic growth powered by an approach that brings the full capabilities of commercial, wealth, and payments to each community through local leadership and autonomy
- Anticipated primary organic growth drivers are expansion in new high-growth markets, successful hiring/retaining of top-tier talent, and delivering the full suite of solutions to the entirety of the client base
- Efficient branch network — average deposits per branch of $189 million at 12/31/25
- Executed nine strategic acquisitions over the last decade to enhance franchise value without unduly diluting shareholders, including the TBV-accretive acquisition of $7.5 billion asset CrossFirst Bank in 2025

Financial Highlights

$ in billions	**FY 2024**	**4Q25** Metrics better than KRX median in **bold**	*KRX Median MRQ [4]*
Total Assets	$12.0	$18.1	*$31.8*
Total Loans	$7.7	$13.6	*$21.9*
Total Deposits	$10.0	$14.9	*$25.6*
Total Wealth AUC	$13.8	$15.7	*NM*
TCE Ratio[1]	8.7 %	**10.1 %**	*8.8 %*
CET1 Ratio[3]	14.1 %	**12.4 %**	*12.1 %*
NPA/Assets	0.19 %	**0.32 %**	*0.41 %*
Net Interest Margin [1]	2.95 %	**3.71 %**	*3.57 %*
Adj. Nonint. Income % of Operating Revenue [1]	30.0 %	**21.6 %**	*17.4 %*
Adj. PPNR ROAA [1]	1.39 %	**1.85 %**	*1.79 %*
Adj. ROAA [1]	1.00 %	**1.41 %**	*1.36 %*
Adj. ROATCE [1]	12.3 %	13.6 %	*15.3 %*
Adj. Efficiency Ratio [1]	61.3 %	55.0 %	*54.7 %*

Market Cap [5]	$2.2	*$4.5*
Dividend Yield [5]	**4.2%**	*2.9 %*
Price / TBV [5]	1.2x	*1.7x*
Price / 2026E [6]	9.7x	*10.7x*

[1] Non-GAAP calculation, see Appendix | [2] On- and off-balance sheet liquidity is comprised of cash and cash equivalents, debt securities excluding those pledged as collateral, brokered deposits, and Busey's borrowing capacity through its revolving credit facility, the FHLB, the Federal Reserve Bank, and federal funds purchased lines | [3] 4Q25 capital ratios are preliminary estimates | [4] Most recent quarter reported for KRX components as of 1/26/26 | [5] Market Data for BUSE updated to close on 1/26/26 | [6] Based on consensus median net income of covering analysts as of 1/26/26

74Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE $12.33 $30.88 FY 2015 FY 2016 FY 2017 FY 2018 FY 2019 FY 2020 FY 2021 FY 2022 FY 2023 FY 2024 FY 2025 $10 $20 $30 $30.9 $39.9 $57.2 $57.4 $60.6 $0.53 $0.57 $0.63 $0.64 $0.68 Adj. Net Income Avail. to Common S/H Adj. EPS 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 11.9% 10.6% 13.6% 13.2% 13.6% 1.02% 1.09% 1.21% 1.33% 1.41% Adj. ROATCE Adj. ROAA 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 1 Non-GAAP calculation, see Appendix | 2 Includes cumulative dividends per share over the period | 3 Market Data for BUSE updated to close on 1/26/26 Earnings Performance Adjusted Net Income & Earnings Per Common Share 1 Adjusted ROATCE & Adjusted ROAA 1 $ in millions $0.38 $0.68 2015 Q4 2016 Q4 2017 Q4 2018 Q4 2019 Q4 2020 Q4 2021 Q4 2022 Q4 2023 Q4 2024 Q4 2025 Q4 $0.25 $0.50 $0.75 Earnings Track Record: Adj. EPS 10-Year Trend +9.62% CAGR +$18.55 Current common stock dividend yield of 4.2%3 Tangible Common BV 1 / Share (ex-AOCI) + Dividends 2

84Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Attractive Markets Positioned for Growth 1 Market Nominal GDP as of 2023 per FRED, Federal Reserve Bank of St. Louis | Source: S&P Capital IQ Pro; Census.gov; BEA.gov | Note: Chart does not include markets with populations under 500,000 people 1

94Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Strategically Configured Regional Operating Model Focused on bringing the full breadth of commercial, wealth, and payments to provide a broad set of financial solutions to well-capitalized individuals and the companies they own & operate Life Equity Lending Sponsor Finance Energy Lending SBA Lending $5B deposits $5B deposits $3B loans $12B AUC $4B AUC $4B loans $3B deposits $2B loans $1B deposits $1B loans $1B deposits $2B loans $1.5B loans Enterprise-wide sales structure is organized by region – bringing full capabilities and the complete Busey experience to each community through local leadership and autonomy Note: Balances based on origination location and rounded to nearest billion dollars; data as of 12/31/25

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 10

High Quality Loan Portfolio

Loan Portfolio Composition

As of 12/31/25


Other
4%
Residential
Real Estate
16%
Commercial &
Industrial
31%
Real Estate
Construction
8%
Total Loan
Portfolio:
$13.6
Billion
Owner-
Occupied CRE
11%
Non-Owner-
Occupied CRE
30%

Commercially-oriented portfolio is **well-diversified** by sector and geographic location and conservatively underwritten with **low levels of concentration**

Commercial Loans / Total Portfolio	*100/300 Test*
80%	**45% C&D / 225% CRE**

While maintaining focus on our guiding principles of **pristine asset quality**

Classified Assets / Capital [1]	*NPLs / Total Loans*
7.5%	**0.39%**

Loan Yield

Disciplined loan pricing remains a key enterprise-wide priority


Net New Funding Yield
Loan Yield
SOFR 30D
7.12%
6.91%
7.13%
7.06%
6.35%
5.47%
5.76%
6.22%
6.20%
6.10%
4.53%
4.33%
4.32%
4.31%
3.79%
12/31/24
3/31/25
6/30/25
9/30/25
12/31/25

Loan Portfolio Regional Segmentation [2]

$ in thousands

Portfolio	2025 Q3	QoQ Δ	2025 Q4	% of Total
East (Chicago, St. Louis, SW FL)	$3,941	+$29	$3,970	29.3 %
Midwest (Central IL, Indy)	$3,254	+$17	$3,271	24.1 %
Central (KC, Wichita, OKC, Tulsa)	$1,904	+$119	$2,023	14.9 %
Texas (Dallas, Fort Worth)	$1,958	-$172	$1,786	13.2 %
West (AZ, CO, NM)	$987	+$21	$1,008	7.4 %
Verticals	$1,555	-$45	$1,510	11.1 %
Total Loans	**$13,599**	-$30	**$13,568**	100 %

Central region grew loans by ~5% QoQ; driven by production in Kansas City and Oklahoma City

Texas region was pressured by a few substantial planned CRE payoffs that were taken out on the now active secondary market, as well as ~$35 million of PCD loan payoffs

Life Equity Lending continued to provide loan production to partially offset declines in other verticals during 4Q25

4Q25 Loan Balances Change

4Q25 new production up by +$273 million compared to 3Q25, but net balance change tempered by payoffs


$ in millions
+$1,000
+$500
$0
+$680
+$186
-$54
-$595
-$248
New Loan Production
Net Line of Credit Draws
PCD Loan Payoffs
Other Payoffs[3]
Amortization

[1] Capital is Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses | [2] Based on loan origination | [3] Includes $5.8 million of net charge-offs, which represent an immaterial percentage of other payoffs

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 11

Well-Diversified & Conservatively Underwritten Portfolio

Investor-Owned CRE[1]

$ in millions Property Type	12/31/25 Balances	% of Total Loans	12/31/25 Classified Balances
Apartments	$1,117.0	8.2 %	$0.0
Industrial/Warehouse	891.7	6.6 %	0.1
Retail	773.6	5.7 %	5.1
Traditional Office	500.2	3.7 %	0.5
Land Acq. & Dev.	384.4	2.8 %	11.9
Hotel	339.0	2.5 %	0.0
Student Housing	267.3	2.0 %	0.0
Specialty	251.3	1.9 %	0.0
Self-Storage	149.6	1.1 %	0.0
Senior Housing	144.2	1.1 %	0.0
Medical Office	135.5	1.0 %	0.0
Other	215.5	1.6 %	0.0
Grand Total	**$5,169.3**	**38.2 %**	**$17.6**

Only 0.3% of total CRE-I loans are classified

100/300 Test:
45% C&D
225% CRE-I

Owner-Occupied CRE

$ in millions Property Type	12/31/25 Balances	% of Total Loans	12/31/25 Classified Balances
Industrial/Warehouse	$487.9	3.6 %	$11.6
Specialty	338.6	2.5 %	6.3
Traditional Office	211.2	1.6 %	1.3
Medical Office	151.4	1.1 %	0.0
Retail	122.9	0.9 %	1.5
Restaurant	115.4	0.9 %	7.7
Other	18.1	0.1 %	3.7
Grand Total	**$1,445.5**	**10.7 %**	**$32.1**

Only 2.2% of total OOCRE loans are classified

Lower risk profiles as underwritten to the primary occupying business and are not as exposed to lease turnover risks

Commercial & Industrial (C&I)

$ in millions NAICS Sector	12/31/25 Balances	% of Total Loans	12/31/25 Classified Balances
Finance and Insurance	$814.1	6.0 %	$0.0
Manufacturing	490.0	3.6 %	38.0
Real Estate, Rental and Leasing	367.2	2.7 %	4.9
Food Services, Drinking Places	336.1	2.5 %	0.7
Construction	282.4	2.1 %	3.5
Mining, Quarrying, Oil, Gas	241.8	1.8 %	0.0
Wholesale Trade	208.7	1.5 %	7.8
Other Services (ex. Public Admin)	205.2	1.5 %	2.2
Transportation	195.4	1.4 %	8.1
Retail Trade	185.4	1.4 %	4.4
Agriculture, Forestry, Fishing	175.1	1.3 %	3.4
Health Care and Social Assist.	153.7	1.1 %	5.8
Professional, Scientific, Tech	129.9	1.0 %	17.0
Educational Services	114.8	0.8 %	0.1
Other	302.9	2.2 %	14.1
Grand Total	**$4,202.7**	**30.9 %**	**$110.0**

Majority of the Finance & Insurance portfolio (represents 19% of C&I loans, or 6% of total loans) is secured by marketable securities

C&I lines of credits have an overall utilization of 50%, demonstrating substantial borrowing capacity and appropriate revolving of most lines

All data as of 12/31/25

$ in millions Investor Owned CRE Metric	Traditional Office	Medical Office	Top 10 Largest Office Loans
Total Balances	$500.2	$135.5	$179.6
% of Total CRE-I	9.7 %	2.6 %	3.5 %
% of Total Office CRE-I	78.7 %	21.3 %	28.3 %
# of Loans	219	81	10
Average Loan Size	$2.3	$1.7	$18.0
Total Classified	$0.5	$0.0	$0.0
Weighted Avg Current LTV	60 %	63 %	62%

Top Ten Largest Office Loans

Weighted Average DSCR[2]: **1.41x**

Weighted Average Debt Yield[3]: **13.2%**

[1] Investor owned CRE (CRE-I) includes C&D, Multifamily and non-owner occupied CRE | [2] Debt Service Coverage Ratio | [3] Net Operating Income of property divided by Loan Amount
Note: Minor difference in balances from above charts and consolidated balances reported elsewhere is attributable to purchase accounting, deferred fees & costs, and overdrafts

4Q25 Earnings Investor Presentation

First Busey Corporation | Ticker: BUSE

12

Pristine Credit Quality

- Conservative underwriting and strong portfolio management has resulted in a continued legacy of pristine credit quality
- Processes in place that identify any early warning indicators and proactively engage the special assets group early in the credit review process (special assets group has remained intact since the 2008-2009 recession)
- Loans 90+ days past due and still accruing at $2.3 million, or 0.02% of total loans, and loans 30-89 days past due represent 0.12% of total loans
- Classified assets as a percentage of capital of 7.5%[1] at 12/31/25, compared to KRX median of 12.0% as of 9/30/25
- OREO and repossessed asset balances total $4.6 million at 12/31/25, down from $10.2 million at 9/30/25 due to successful disposition of certain assets
- 4Q25 net credit provision expense of $2.4 million; FY 2025 net operating provision expense totaled $3.1 million

Nonperforming Assets / Total Assets

$ in millions


Busey
KRX Median
0.23%
0.31%
0.46%
0.40%
0.13%
0.06%
0.19%
0.32%
0.32%

	2022 YE	2023 YE	2024 YE	2025 Q3	2025 Q4
BUSE NPAs	$16.6	$7.9	$23.3	$57.7	$58.1

Net Charge-Offs / Average Loans (Annualized) [2]

$ in millions


Busey
KRX Median
0.05%
0.16%
0.19%
0.18%
0.01%
0.03%
0.23%
0.17%
0.17%

	2022 YE	2023 YE	2024 YE	2025 Q3	2025 Q4
BUSE NCOs	$0.9	$2.3	$18.2	$5.8	$5.8

Allowance / Loans


Busey
KRX Median
1.19%
1.20%
1.08%
1.28%
1.28%
1.07%
1.17%
1.17%
1.17%
2022 YE
2023 YE
2024 YE
2025 Q3
2025 Q4

- Reserves + purchase accounting marks / loans = 1.92%
- Allowance to Nonperforming Loans coverage of 3.25 x

[1] Capital calculated as Busey Bank Tier 1 Capital (preliminary estimates) + Allowance for credit losses
[2] Average loans was calculated as the average of the ending portfolio loan balances over the most recent four quarters

134Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE East & Midwest regions were impacted by outflows of seasonal public funds totaling ~$240 million that are expected to rebuild in 2Q26 and 3Q26, consistent with prior years Noninterest- bearing 25% Interest-bearing 21% Savings & Money Market 38% Time <250k 10% Time >250k 6% 1 Non-GAAP calculation, see Appendix Loan to Deposit Ratio 91.0% Core Deposits 1 93.7% MRQ Avg Cost of Total Deposits 1.91% Top Tier Core Deposit Franchise Deposit Portfolio Composition Total Deposits: $14.9 Billion Deposit Portfolio Regional Segmentation Portfolio 2025 Q3 QoQ ∆ 2025 Q4 % of Total East (Chicago, St. Louis, SW FL) $4,946 -$19 $4,927 33.1 % Midwest (Central IL, Indy) $5,314 +$35 $5,349 35.9 % Central (KC, Wichita, OKC, Tulsa) $3,075 -$121 $2,954 19.8 % Texas (Dallas, Fort Worth) $697 +$24 $721 4.8 % West (AZ, CO, NM) $815 -$18 $797 5.3 % Verticals $223 -$65 $158 1.1 % Total Deposits $15,070 -$164 $14,906 100% $ in thousands Central region deposit outflows attributed to intentional deposit runoff of $55 million in brokered and $125 million of corporate deposits from the targeted runoff of high-cost non-relationship deposits 1.75% 1.91% 2.21% 2.15% 1.91% 2.19% 2.00% 2.00% 1.99% Busey KRX Median 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 1.00% 1.50% 2.00% 2.50% 3.00% Successful Post-Acquisition Deposit Optimization Strategy: Total Cost of Deposits vs. Peers Spot Deposit Costs At 9/30/25 At 12/31/25 Change Total Deposits 2.01% 1.80% -21 bps Non-Time Deposits 1.69% 1.44% -25 bps 53% deposit beta during 4Q25 63% deposit beta during 2H25 3/1/25: Closed acquisition of CrossFirst Bankshares 6/28/25: Merged CrossFirst Bank into Busey Bank 38% of total deposits are priced at 1 basis point or less Average Deposits per Branch $189 million As of 12/31/25

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 14

Net Interest Margin

Net Interest Income Trend

$ in millions


Net Interest Income
Purchase Accounting Accretion
$81.6
$0.8
$80.8
$103.7
$2.7
$101.0
$153.2
$7.1
$146.1
$155.1
$5.9
$149.2
$157.6
$5.2
$152.4
2024 Q4
2025 Q1
2025 Q2
2025 Q3
2025 Q4

Note: Company Purchase Accounting Schedule in appendix

Net Interest Margin Trend [1]


Earning Assets
Cost of Funds
NIM
4.75%
5.08%
5.63%
5.63%
5.53%
2.95%
3.16%
3.49%
3.58%
3.71%
1.89%
2.02%
2.29%
2.22%
1.97%
2024 Q4
2025 Q1
2025 Q2
2025 Q3
2025 Q4

	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4
Avg IE Assets ($B)	$11.05	$13.36	$17.70	$17.27	$16.94

Factors contributing to the QoQ **+13 bps** NIM expansion and Net Interest Income increase of **+$2.4 million**

- Continued to benefit from the substantial amount of low-yield loans and securities rolling off into higher-yield products

Scheduled Maturities / Repricing of Fixed Rate Loans

	2026	2027	2028
Balances ($ millions)	$1,068	$985	$720
Weighted Average Rate	4.7 %	4.8 %	5.4 %

4Q25 Net New Loan Funding Yield: **6.35%**

Roll-off of Securities

	2026	2027	2028
Roll-off Cash Flow ($ millions)	$347	$290	$316
Approximate Roll-off Yield	2.9 %	3.0 %	3.0 %

New Securities purchased at: **~4.50%**

- Reduced deposit costs by 24 bps QoQ (53% quarterly beta) by applying measured rate cutting initiatives to optimize funding costs
  - Supplemented by the culminating stage of the post-acquisition balance sheet optimization strategy that targeted runoff of brokered and high-cost non-relationship funding: 4Q25 runoff totaled $180 million at a weighted-average rate of 4.2%

Net Interest Income Rate Sensitivity [2]

Rate Shock	Year 1 NII Impact	Year 2 NII Impact
+200 bps	+4.1%	+5.7%
+100 bps	+2.3%	+3.1%
-100 bps	-1.8%	-3.3%
-200 bps	-2.2%	-5.6%

Balance sheet remains well-positioned for rate neutrality

[1] Tax-equivalent adjusted amounts; Non-GAAP, see Appendix
[2] Based on a static balance sheet that is projected over one- and two-year time horizons, with net interest income calculated under current market rates assuming permanent instantaneous shifts

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 15

Diversified and Significant Sources of Noninterest Income

21.6% Adjusted Noninterest Income / Total Revenue [1]

66.9% Wealth + Payment Tech + Treasury Management / Total Noninterest Income [2]

Adjusted Noninterest Income / Operating Revenue [3]


$ in millions
Adj. Nonint. Inc.
Net Interest Income
Adj. Nonint. Inc./Op. Rev.
Net interest income became a larger share of total operating revenue with significant NIM expansion and recent acquisition
$117.0
$81.6
30.3%
$35.4
2024 Q4
$140.7
$103.7
26.3%
$37.0
2025 Q1
$192.0
$153.2
20.2%
$38.9
2025 Q2
$196.7
$155.1
21.1%
$41.5
2025 Q3
$200.9
$157.6
21.6%
$43.4
2025 Q4

Sources of Noninterest Income

$ in thousands

Noninterest Income Detail	2024 Q4	YoY Change	2025 Q4	% of Total (Adj.)
Wealth Management Fees	$16,786	+8%	$18,101	41.7 %
Payment Technology Solutions	5,094	-4%	4,879	11.3 %
Treasury Management Services	2,130	+122%	4,726	10.9 %
Card Services and ATM Fees	3,477	+34%	4,660	10.7 %
Other Service Charges on Deposit Accounts	2,381	-32%	1,618	3.7 %
Mortgage Revenue	496	+62%	803	1.9 %
Income on Bank Owned Life Insurance	1,080	+65%	1,783	4.1 %
Other Noninterest Income[4]	3,973	+71%	6,788	15.7 %
Adjusted Noninterest Income	**$35,417**	**+22%**	**$43,358**	**100 %**
Net Securities Gains (Losses)	(196)		(667)	
Total Noninterest Income	**$35,221**	**+21%**	**$42,691**	

Payment Technology Solutions is the consolidated revenue from FirsTech, which includes lockbox/ACH payment processing, merchant services, online payments, and other electronic payments

Treasury Management Services includes commercial cash management services, wires, and other commercial business service charges

4Q25 includes $1.1 million of interchange from corporate credit cards that are managed within the Treasury Management division

Minimal contribution from other service charges such as NSF, overdraft, and consumer deposit fees

Capital Markets activities drove growth momentum for Other Noninterest Income in 4Q25 (YoY growth of ~$2.6mm in swap, letter of credit, and syndication fees)

[1] 4Q25 adjusted noninterest income contributed 21.6% of total operating revenue (excludes net securities gains) | [2] 66.9% of 4Q25 adjusted noninterest income is contributed by wealth management fees, wealth management referral income included in other noninterest income, payment technology solutions revenue, and revenue lines managed by treasury management division (treasury management services revenue and corporate credit card interchange) | [3] Non-GAAP calculation, see Appendix | [4] Approximately $0.2 million of Other Noninterest Income was attributable to the wealth segment in 4Q24 and 4Q25

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 16

Wealth Management

Busey WEALTH® MANAGEMENT

$15.7 Billion *Assets Under Care*

$70.2 Million *FY 2025 Revenue*[1]

Assets Under Care

- Assets Under Care (AUC) up $0.7 billion QoQ and up $1.8 billion YoY, or +13%
- Strong net AUC inflows combined with market lift continue to compound AUC growth



$ in millions
$13,834
$13,678
$14,102
$14,959
$15,657
2024 Q4
2025 Q1
2025 Q2
2025 Q3
2025 Q4

- Fully internalized investment office that utilizes a tailored, tax-efficient approach for each client, producing long-term returns that continue to outperform benchmarks[2]

Early wins in new Western markets

- New Managing Directors in Kansas City, Wichita, Oklahoma City, Dallas and Denver that were hired in 2Q25 and 3Q25 have ramped production
- Early wins in Western markets - new accounts opened in 2025 representing ~$116 million of AUC, with another $95 million+ of AUC currently in later stages of the pipeline
- Track record of organic AUC growth in new markets: since 2014, 50%+ of AUC growth has been organic

Wealth Revenue and Pre-Tax Income [1]

- $70.2 million of Wealth revenue[1] in 2025, the highest in company history
- 4Q25 Wealth revenue[1] of $18.3 million, a YoY increase of +8% and a new record quarterly revenue at the company
- Pre-tax net income of $8.5 million, a YoY increase of +10%
- Pre-tax profit margin of 46.6% in 4Q25 and 45.3% over the last twelve months



Revenue
Pre-Tax Net Income
Pre-Tax Profit Margin
$ in millions
$17.0
45.4%
$7.7
$17.6
46.6%
$8.2
$17.0
45.1%
$7.7
$17.4
43.0%
$7.5
$18.3
46.6%
$8.5
2024 Q4
2025 Q1
2025 Q2
2025 Q3
2025 Q4

Integrated comprehensive capabilities to serve Personal & Institutional Clients

Wealth Revenue Composition [1]

% of Total WM Revenue	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4
Trust / Agency	84 %	81 %	83 %	86 %	86 %
Brokerage	8 %	8 %	8 %	8 %	8 %
Ag Services	2 %	9 %	2 %	1 %	2 %
Tax & Financial Planning	1 %	0 %	4 %	1 %	1 %
Estate Settlement	4 %	1 %	2 %	3 %	2 %
Other	1 %	1 %	1 %	1 %	1 %
Total	100 %	100 %	100 %	100 %	100 %

[1] Wealth Management segment
[2] Busey Wealth Management's blended portfolio 3-year and 5-year returns vs. blended benchmark of 60% MSCI All-Country World Index and 40% Bloomberg Intermediate Govt/Credit Index

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 17

Focused Control on Expenses

Noninterest Expense

$ in millions


Expenses ex-Acq.
Acquisition & Restruct. Exp.
Adj. Efficiency Ratio[1]
$78.6
$112.0
$127.8
$120.0
$120.3
61.8%
58.7%
55.3%
54.9%
55.0%
2024 Q4
2025 Q1
2025 Q2
2025 Q3
2025 Q4

	2024 Q4	2025 Q1	2025 Q2	2025 Q3	2025 Q4
Noninterest Exp.	**$78.6**	**$112.0**	**$127.8**	**$120.0**	**$120.3**
Acquisition & Restruct. Exp.	$3.6	$26.0	$16.6	$7.2	$4.8
NIE ex-Acquisition & Restructuring Expense [1]	**$75.0**	**$86.0**	**$111.2**	**$112.8**	**$115.5**
Amort. of Intangibles	$2.5	$3.1	$4.6	$4.5	$4.4
Adjusted NIE [1]	**$72.6**	**$82.9**	**$106.6**	**$108.3**	**$111.1**

Synergies from the transformational CrossFirst acquisition produced strongly positive operating leverage for FY 2025

	FY 2024	FY 2025	% Change
Operating Revenue[1]	$460.7	$730.4	+59 %
Adjusted NIE[1]	$283.3	$408.9	+44 %
Positive Operating Leverage:			**+15 %**

- The anticipated cost savings from the CrossFirst acquisition (primarily personnel) were realized but were partially offset by new opportunistic hires
  - 100% of the announced ~$25 million cost saves were out of the expense run rate by 12/31/25
  - Forthcoming upside for returns on recent people investments as newer hires build their books of business

Adjusted NIE Summary

	2025 Q3	2025 Q4
Compensation & Benefits	$68.5	$65.0
Data processing	$9.3	$9.6
Occupancy & Equipment	$10.1	$10.1
Professional fees	$2.6	$3.4
Other NIE	$17.9	$23.1
Adjusted NIE [1]	**$108.3**	**$111.1**

- Non-operating expenses during 4Q25 were comprised of $4.8 million related to the CrossFirst acquisition

- Adjusted core NIE increased $2.8 million, primarily due to Other NIE
  - Other NIE includes a $3.8 million operating loss tied to one relationship

[1] Non-GAAP, see Appendix | Note: Certain totals above may not tie exactly due to rounding. Detail amounts can be found in Non-GAAP table within Appendix

184Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE 36% 39% 39% 39% 48% 77% 63% 93% Dividend Payout Ratio Payout Ratio with Dividends & Share Repurchases 2025 Q1 2025 Q2 2025 Q3 2025 Q4 25% 50% 75% 100% $1,237 $1,872 $1,888 $1,908 $1,920 14.1% 12.0% 12.2% 12.3% 12.4% 7.0% Common Equity Tier 1 CET1 Ratio Min + Buffer Ratio 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 $1,017 $1,676 $1,709 $1,748 $1,773 8.7% 8.8% 9.3% 9.9% 10.1% TCE TCE Ratio 2024 Q4 2025 Q1 2025 Q2 2025 Q3 2025 Q4 Tangible Common Equity 1 1 Non-GAAP calculation, see Appendix | 2 4Q25 capital ratios are preliminary estimates. 3 Common dividends and share repurchases during period divided by adjusted net income available to common shareholders during period $ in millions Common Equity Tier 1 Ratio Tier 1 Capital Ratio Total Capital Ratio Capital Ratio 12.4% 13.9% 15.9 % Minimum Well Capitalized with Capital Buffer 7.0% 8.5% 10.5 % Amount of Capital $1,920 $2,143 $2,460 Well Capitalized Minimum with Buffer $1,081 $1,313 $1,621 Excess over Well Cap. Min. with Buffer $839 $830 $839 $ in millions $ in millions Robust Capital Foundation Common Equity Tier 1 2 Consolidated Capital as of 12/31/25 2Adjusted Common Stock Payout Ratio 3

Appendix

204Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Seasoned Leadership Team Has served as Chairman & CEO of First Busey since 2007 and became Chairman of the Board effective July 2020. Offers 40 years of diverse financial services experience and extensive board involvement with a conservative operating philosophy and management style that focuses on Busey’s associates, customers, communities and shareholders. Van A. Dukeman Chairman, President & CEO, First Busey Corp. Chairman & CEO, Busey Bank Tony Hammond President, Busey Bank Joined Busey in 2008 and has nearly 30 years of financial and leadership experience. Oversees various areas at Busey and its subsidiaries, including human resources, corporate communications, executive administration, marketing, the overall Busey experience, enterprise and strategic projects, as well as consumer and digital banking. Prior to Busey, Amy worked for 10+ years with CliftonLarsonAllen LLP. Amy L. Randolph Chief Operating Officer Joined Busey in January 2020 with over 25 years of financial leadership experience, including a 16-year tenure with KeyCorp. Oversees various areas at Busey and its subsidiaries, including enterprise, operational and third-party risk management, compliance, fair and responsible banking, vendor management, model risk, business continuity and information security. Monica L. Bowe Chief Risk Officer Joined Busey in March 2025 with the CrossFirst Bankshares merger and oversees various areas at Busey and its subsidiaries, including all information technology and business services and systems, service support, enterprise lending services, enterprise deposits and payments, and facilities. Previously, Amy held multiple executive leadership roles with CrossFirst Bank, most recently serving as Chief Operating Officer. Amy J. Fauss Chief Information & Technology Officer Joined Busey in 2011 and has over 20 years of experience in the financial services industry. Chip oversees all aspects of credit administration at Busey Bank, including commercial and consumer credit, portfolio monitoring and special assets. Before being named Chief Credit Officer in 2025, he has held the roles of President of Credit and Bank Administration, Co-Chief Banking Officer, and Regional President for Commercial Banking. Chip Jorstad Chief Credit Officer Joined Busey in September 2025. Oversees various areas at Busey and its subsidiaries—including accounting and corporate reporting, financial planning and analysis, budgeting and forecasting, corporate insights, capital markets, treasury, specialty finance and community investments, corporate development and investor relations. Chris previously served as Chief Strategy Officer at First National Bank, the largest subsidiary of F.N.B. Corporation. Chris H.M. Chan Chief Financial Officer Joined Busey in December 2011 and has over 45 years of legal experience. He oversees all legal matters and leads Busey’s corporate governance efforts. Prior to joining Busey, he was a shareholder in the law firm of Meyer Capel. John J. Powers General Counsel 2025 Proxy Statement: Executive Compensation Performance Measures Weighting Short-term incentives Adjusted EPS 35% Asset Quality Ratio 25% Fee Revenue from Wealth, Payment Technology Solutions, and Treasury Management 20% Core Deposit Growth 10% Strategic Integration of CrossFirst 6% Regulatory Ratings 4% Total 100% Long-term incentives Adjusted ROATCE 50% Relative Total Shareholder Return vs. KRX components 50% Total 100% Executive compensation reinforces corporate priorities following the acquisition of CrossFirst and is aligned with driving long-term shareholder value Joined Busey in May 2025. Oversees Busey’s regional operating sales and revenue model which includes all commercial, wealth, treasury management, payments and specialty business units. Tony has two decades of commercial banking experience—including serving as Head of Commercial and Middle Market Banking at HTLF and senior leadership roles at Arizona Bank & Trust, Johnson Bank and BOK Financial—with a track record of consistently leading high-performing teams, growing market share and attracting top talent across the industry.

214Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Estimated accretion schedule of loan discounts based on anticipated contractual cash flows In addition to CrossFirst Bankshares acquisition completed 3/1/25, these projections include remaining purchase accounting impact from prior M&A transactions, including acquisition of Merchants & Manufacturers Bank Corporation completed on 4/1/24 Purchase Accounting Projections ($ in thousands) Actuals Accretion/Amortization Impact Item 1Q25 2Q25 3Q25 4Q25 1Q26 2Q26 3Q26 4Q26 Thereafter Loans Accretion 2,272 6,576 6,088 5,571 5,447 5,127 4,851 4,551 66,652 CD Accretion 659 921 135 -5 -8 -6 -7 -5 289 Borrowings Amortization -203 -378 -369 -366 -357 -358 -358 -359 -3,707 Net NII Impact 2,728 7,119 5,854 5,200 5,082 4,763 4,486 4,187 63,234 Core Deposit Intangible & Wealth Intangibles Amortization -3,083 -4,592 -4,507 -4,432 -4,287 -4,227 -4,147 -4,078 -80,710 Total Pre-Tax Income Impact -355 2,527 1,347 768 795 536 339 109 -17,476

224Q25 Earnings Investor Presentation First Busey Corporation | Ticker: BUSE Non-GAAP Financial Information This presentation contains certain financial information determined by methods other than U.S. Generally Accepted Accounting Principles (“GAAP”). Management uses these non- GAAP measures, together with the related GAAP measures, in analysis of Busey’s performance and in making business decisions, as well as for comparison to Busey’s peers. Busey believes the adjusted measures are useful for investors and management to understand the effects of certain non-core and non-recurring items and provide additional perspective on Busey’s performance over time. Included in the Appendix are tables that present reconciliations between these non-GAAP measures and what management believes to be the most directly comparable GAAP financial measures. These non-GAAP disclosures have inherent limitations and are not audited. They should not be considered in isolation or as a substitute for operating results reported in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies. Tax effected numbers included in these non-GAAP disclosures are based on estimated statutory rates, estimated federal income tax rates, or effective tax rates, as noted with the tables below.

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 23

Non-GAAP Financial Information *(Unaudited)*

Pre-Provision Net Revenue and Related Measures

(dollars in thousands)		Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	Years Ended December 31, 2025	Years Ended December 31, 2024
Net interest income (GAAP)		$ 157,558	$ 155,137	$ 81,578	$ 569,609	$ 322,611
Total noninterest income (GAAP)		42,691	41,198	35,221	149,975	139,682
Net security (gains) losses (GAAP)		667	288	196	10,726	6,102
Total noninterest expense (GAAP)[1]		(120,320)	(120,018)	(78,622)	(480,201)	(301,494)
Pre-provision net revenue (Non-GAAP)	[a]	80,596	76,605	38,373	250,109	166,901
Acquisition and restructuring (income) expenses, excluding initial provision expenses		4,816	7,251	3,585	54,693	8,140
Realized net (gains) losses on the sale of mortgage service rights		—	—	—	—	(7,724)
Adjusted pre-provision net revenue (Non-GAAP)	[b]	$ 85,412	$ 83,856	$ 41,958	$ 304,802	$ 167,317
Average total assets	[c]	$ 18,309,250	$ 18,662,449	$ 12,085,993	$ 17,729,887	$ 12,051,871
Pre-provision net revenue to average total assets (Non-GAAP)[2]	[a÷c]	1.75 %	1.63 %	1.26 %	1.41 %	1.38 %
Adjusted pre-provision net revenue to average total assets (Non-GAAP)[2]	[b÷c]	1.85 %	1.78 %	1.38 %	1.72 %	1.39 %

1. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments so that it is now included within the provision for credit losses; therefore, it is no longer included within total noninterest expense.
2. For quarterly periods, measures are annualized.

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 24

Non-GAAP Financial Information *(Unaudited)*

Adjusted Net Income, Average Tangible Common Equity, and Related Ratios

(dollars in thousands, except per share amounts)		Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	Years Ended December 31, 2025	Years Ended December 31, 2024
Net income (GAAP)	[a]	$ 60,750	$ 57,098	$ 28,105	$ 135,262	$ 113,691
Day 2 provision for credit losses[1]		—	—	—	45,572	—
Adjustment of initial provision for unfunded commitments due to adoption of new model[2]		—	—	—	4,030	—
Other acquisition (income) expenses		4,859	7,251	2,469	54,736	6,901
Restructuring expenses		(43)	—	1,116	(43)	1,239
Realized net (gains) losses on the sale of mortgage servicing rights		—	—	—	—	(7,724)
Net securities (gains) losses		667	288	196	10,726	6,102
Related tax (benefit) expense[3]		(1,047)	(2,141)	(1,014)	(30,228)	(1,622)
Non-recurring deferred tax adjustment[4]		—	—	—	4,919	1,446
Adjusted net income (Non-GAAP)[5]	[b]	65,186	62,496	30,872	224,974	120,033
Preferred dividends	[c]	4,590	5,131	—	9,876	—
Adjusted net income available to common stockholders (Non-GAAP)	[d]	$ 60,596	$ 57,365	$ 30,872	$ 215,098	$ 120,033
Weighted average number of common shares outstanding, diluted (GAAP)	[e]	89,655,632	90,218,382	57,934,812	85,133,626	57,543,001
Diluted earnings per common share (GAAP)	[(a-c)÷e]	$ 0.63	$ 0.58	$ 0.49	$ 1.47	$ 1.98
Adjusted diluted earnings per common share (Non-GAAP)[5]	[d÷f]	$ 0.68	$ 0.64	$ 0.53	$ 2.53	$ 2.09
Average total assets	[g]	$ 18,309,250	$ 18,662,449	$ 12,085,993	$ 17,729,887	$ 12,051,871
Return on average assets (Non-GAAP)[6]	[a÷g]	1.32 %	1.21 %	0.93 %	0.76 %	0.94 %
Adjusted return on average assets (Non-GAAP)[5,6]	[b÷g]	1.41 %	1.33 %	1.02 %	1.27 %	1.00 %
Average common equity		$ 2,253,609	$ 2,210,711	$ 1,396,939	$ 2,145,484	$ 1,342,424
Average goodwill and other intangible assets, net		(483,640)	(486,625)	(367,400)	(469,187)	(366,601)
Average tangible common equity (Non-GAAP)	[h]	$ 1,769,969	$ 1,724,086	$ 1,029,539	$ 1,676,297	$ 975,823
Return on average tangible common equity (Non-GAAP)[6]	[(a-c)÷h]	12.59 %	11.96 %	10.86 %	7.48 %	11.65 %
Adjusted return on average tangible common equity (Non-GAAP)[5,6]	[d÷h]	13.58 %	13.20 %	11.93 %	12.83 %	12.30 %

1. The Day 2 provision represents the initial provision for credit losses recorded in connection with the CrossFirst acquisition to establish an allowance on non-PCD loans and unfunded commitments and is reflected within the provision for credit losses line on the Statement of Income.
2. In the second quarter of 2025, Busey recorded an adjustment to the initial provision for unfunded commitments for CrossFirst acquisition-date balances based on revised estimates resulting from implementation of a new Current Expected Credit Losses model
3. Tax benefits were calculated for the year-to-date periods using tax rates of 26.28% and 24.88% for the years ended December 31, 2025 and 2024, respectively. Tax benefits for the quarterly periods were calculated as the year-to-date tax amounts less the tax reported for previous quarters during the year.
4. A deferred valuation tax adjustment in 2025 was recorded in connection with the CrossFirst acquisition and the expansion of Busey's footprint into new states. Additionally, 2025 includes a write-off of deferred tax assets related to non-deductible acquisition-related expenses. A deferred tax valuation adjustment in 2024 resulted from a change to Busey's Illinois apportionment rate due to recently enacted regulations. Deferred tax adjustments are reflected within the income taxes line on the Statement of Income.
5. Beginning in 2025, Busey revised its calculation of adjusted net income for all periods presented to include, as applicable, adjustments for net securities gains and losses, realized net gains and losses on the sale of mortgage servicing rights, and one-time deferred tax valuation adjustments. In 2024, these adjusting items were previously presented as further adjustments to adjusted net income.
6. For quarterly periods, measures are annualized.

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 25

Non-GAAP Financial Information *(Unaudited)*

Tax-Equivalent Net Interest Income, Adjusted Net Interest Income, Net Interest Margin, and Adjusted Net Interest Margin

		Three Months Ended			Years Ended	
(dollars in thousands)		December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Net interest income (GAAP)		$ 157,558	$ 155,137	$ 81,578	$ 569,609	$ 322,611
Tax-equivalent adjustment[1]		860	788	446	2,976	1,693
Tax-equivalent net interest income (Non-GAAP)	[a]	158,418	155,925	82,024	572,585	324,304
Purchase accounting accretion related to business combinations		(5,200)	(5,854)	(812)	(20,901)	(3,166)
Adjusted net interest income (Non-GAAP)	[b]	$ 153,218	$ 150,071	$ 81,212	$ 551,684	$ 321,138
Average interest-earning assets (Non-GAAP)	[c]	$ 16,941,000	$ 17,272,362	$ 11,048,350	$ 16,331,740	$ 10,999,424
Net interest margin (Non-GAAP)[2]	[a÷c]	3.71 %	3.58 %	2.95 %	3.51 %	2.95 %
Adjusted net interest margin (Non-GAAP)[2]	[b÷c]	3.59 %	3.45 %	2.92 %	3.38 %	2.92 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. For quarterly periods, measures are annualized.

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 26

Non-GAAP Financial Information *(Unaudited)*

Adjusted Noninterest Income, Revenue Measures, Adjusted Noninterest Expense, and Efficiency Ratios

(dollars in thousands)		Three Months Ended December 31, 2025	Three Months Ended September 30, 2025	Three Months Ended December 31, 2024	Years Ended December 31, 2025	Years Ended December 31, 2024
Net interest income (GAAP)	[a]	$ 157,558	$ 155,137	$ 81,578	$ 569,609	$ 322,611
Tax-equivalent adjustment[1]		860	788	446	2,976	1,693
Tax-equivalent net interest income (Non-GAAP)	[b]	158,418	155,925	82,024	572,585	324,304
Total noninterest income (GAAP)		42,691	41,198	35,221	149,975	139,682
Net security (gains) losses		667	288	196	10,726	6,102
Noninterest income excluding net securities gains and losses (Non-GAAP)	[c]	43,358	41,486	35,417	160,701	145,784
Acquisition and restructuring (gain) loss		—	44	—	44	—
Realized net (gains) losses on the sale of mortgage service rights		—	—	—	—	(7,724)
Adjusted noninterest income (Non-GAAP)	[d]	$ 43,358	$ 41,530	$ 35,417	$ 160,745	$ 138,060
Tax-equivalent revenue (Non-GAAP)	[e = b+c]	$ 201,776	$ 197,411	$ 117,441	$ 733,286	$ 470,088
Adjusted tax-equivalent revenue (Non-GAAP)	[f = b+d]	201,776	197,455	117,441	733,330	462,364
Operating revenue (Non-GAAP)	[g = a+d]	200,916	196,667	116,995	730,354	460,671
Adjusted noninterest income to operating revenue (Non-GAAP)	[d÷g]	21.58 %	21.12 %	30.27 %	22.01 %	29.97 %
Total noninterest expense (GAAP)[2]		$ 120,320	$ 120,018	$ 78,622	$ 480,201	$ 301,494
Amortization of intangible assets		(4,432)	(4,507)	(2,471)	(16,614)	(10,057)
Noninterest expense excluding amortization of intangible assets (Non-GAAP)[2]	[h]	115,888	115,511	76,151	463,587	291,437
Acquisition and restructuring (income) expenses, excluding initial provision expenses		(4,816)	(7,207)	(3,585)	(54,649)	(8,140)
Adjusted noninterest expense (Non-GAAP)[2]	[i]	$ 111,072	$ 108,304	$ 72,566	$ 408,938	$ 283,297
Efficiency ratio (Non-GAAP)[2]	[h÷e]	57.43 %	58.51 %	64.84 %	63.22 %	62.00 %
Adjusted efficiency ratio (Non-GAAP)[2]	[i÷f]	55.05 %	54.85 %	61.79 %	55.76 %	61.27 %

1. Tax-equivalent adjustments were calculated using an estimated federal income tax rate of 21%, applied to non-taxable interest income on investments and loans.
2. Beginning in the second quarter of 2025, Busey revised its presentation, for all periods presented, to reclassify the provision for unfunded commitments so that it is now included within the provision for credit losses; therefore, it is no longer included within total noninterest expense. This change affects all measures and ratios derived from total noninterest expense.

4Q25 Earnings Investor Presentation | First Busey Corporation | Ticker: BUSE | 27

Non-GAAP Financial Information *(Unaudited)*

Tangible Assets, Tangible Common Equity, and Related Measures and Ratio

(dollars in thousands, except per share amounts)		As of December 31, 2025	As of September 30, 2025	As of December 31, 2024
Total assets (GAAP)		$ 18,104,736	$ 18,188,628	$ 12,046,722
Goodwill and other intangible assets, net		(480,729)	(485,203)	(365,975)
Tangible assets (Non-GAAP)[1]	[a]	$ 17,624,007	$ 17,703,425	$ 11,680,747
Total stockholders' equity (GAAP)		$ 2,468,982	$ 2,448,835	$ 1,383,269
Preferred stock and additional paid in capital on preferred stock		(215,197)	(215,197)	—
Common equity	[b]	$ 2,253,785	$ 2,233,638	$ 1,383,269
Goodwill and other intangible assets, net		(480,729)	(485,203)	(365,975)
Tangible common equity (Non-GAAP)[1]	[c]	$ 1,773,056	$ 1,748,435	$ 1,017,294
Tangible common equity to tangible assets (Non-GAAP)[1]	[c÷a]	10.06 %	9.88 %	8.71 %
Ending number of common shares outstanding (GAAP)	[d]	87,624,430	88,789,043	56,895,981
Book value per common share (Non-GAAP)	[b÷d]	$ 25.72	$ 25.16	$ 24.31
Tangible book value per common share (Non-GAAP)	[c÷d]	$ 20.23	$ 19.69	$ 17.88

1. Beginning in 2025, Busey revised its calculation of tangible assets and tangible common equity for all periods presented to exclude any tax adjustment.

Core Deposits and Related Ratio

(dollars in thousands)		As of December 31, 2025	As of September 30, 2025	As of December 31, 2024
Total deposits (GAAP)	[a]	$ 14,905,958	$ 15,070,162	$ 9,982,490
Brokered deposits, excluding brokered time deposits of $250,000 or more		(70,140)	(125,432)	(13,090)
Time deposits of $250,000 or more		(876,207)	(807,378)	(334,503)
Core deposits (Non-GAAP)	[b]	$ 13,959,611	$ 14,137,352	$ 9,634,897
Core deposits to total deposits (Non-GAAP)	[b÷a]	93.65 %	93.81 %	96.52 %